Exhibit 10.2

AMENDMENT NO. 8 TO

EMPLOYMENT AGREEMENT

FOR KEITH JACKSON

WHEREAS, ON Semiconductor Corporation (“Company”) and Keith Jackson (“Executive”) entered into an Employment Agreement dated as of November 10, 2002 and as previously amended (“Agreement”);

WHEREAS, all defined terms used herein shall have the meanings set forth in the Agreement unless specifically defined herein;

WHEREAS, as of February 23, 2010 the Compensation Committee (“Committee”) of the Board of Directors of ON Semiconductor Corporation considered and approved an increase, effective January 1, 2010, of the maximum target bonus percentage for the Executive from 125% to 130% of his Base Salary during the applicable Performance Cycle under a bonus Program established and approved by the Committee and/or Board; and

WHEREAS, the Company and the Executive now wish to amend the Agreement to reflect the increase to the maximum target bonus percentage to 130% consistent with the Committee’s approvals and make certain related conforming changes to the Agreement.

NOW, THEREFORE, for mutual consideration the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Effective January 1, 2010, Section 2(b) of the Agreement related to “Compensation” is hereby amended by replacing such section in its entirety with the following:

“(b) In addition to the Base Salary, during the Employment Period, the Executive shall be eligible to participate in the bonus program established and approved by the Board and/or its Compensation Committee (both or either herein may be referred to as the “Board”) (the “Program”) and, pursuant to the Program, the Executive may earn a bonus (the “Bonus”) on an annual or other performance period basis (a “Performance Cycle”) up to a maximum target of 130% of Base Salary paid during the applicable Performance Cycle or an additional amount as approved by the Board under the Program and in each case based on certain performance criteria; provided that the Executive is actively employed by the Company on the date the Bonuses are paid under the Program, except as and if provided in Section 5(a) herein. The Bonus may be paid annually or more frequently depending upon the Performance Cycle, as determined by the Board and pursuant to the Program. The Bonus will be specified by the Board, and the Bonus will be reviewed at least annually by the Board.”

2. Except as otherwise specifically provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment as of the 24 day of March, 2010.

EXECUTIVE:	Keith Jackson, in his individual capacity

	By:	/s/ KEITH JACKSON
	Name:	Keith Jackson
	Title:	Chief Executive Officer and President

CORPORATION:	ON Semiconductor Corporation

	By:	/s/ COLLEEN MCKEOWN
	Name:	Colleen McKeown
	Title:	Senior Vice President of Human Resources

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